EXHIBIT 32.1


CERTIFICATE OF THE PRINCIPAL EXECUTIVE OFFICER
OF DIOMED HOLDINGS, INC. (REGISTRANT)
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, James A. Wylie, Jr., Chief Executive Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

          (1) The Quarterly Report on Form 10-QSB for the period ended June 30, 2004, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Quarterly Report on Form 10-QSB fairly presents, in all material respects, the
                  financial   condition   and  result  of   operations   of  the
                  Registrant.


Date:  August 12, 2004                             /s/ JAMES A. WYLIE, JR.
                                                   ---------------------------
                                                   James A. Wylie, Jr.
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)